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                                                                     EXHIBIT 5.1

                             KENNETH I. DENOS, P.C.

                                November 29, 2000


SportsNuts.com International, Inc.
10421 South 400 West, Suite 550
Salt Lake City, UT 84095

To the Board of Directors:

         We have acted as counsel to SportsNuts.com International, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 150,000 shares of the Company's Common Stock (the "Shares"), par value $0.002 per share, together with Warrants to acquire 450,000 shares of the Company's Common Stock issuable to certain consultants of the Company (the "Agreement").

         In connection with the foregoing, we have examined the corporate records and proceedings of the Company and have taken such further action as we have deemed necessary or appropriate to the rendering of our opinion herein.

         Based upon and subject to the foregoing, we are of the opinion that, when issued and paid for in accordance with the Agreement, the Shares will be validly issued, fully paid and non-assessable.

         We are members of the bar of the State of Utah and are not licensed or admitted to practice law in any other jurisdiction. Accordingly, we express no opinion with respect to the laws of any jurisdiction other than the State of Utah and the federal laws of the United States.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under
Section 7 of the securities Act of 1933, as amended, or the rules and regulations thereunder.

                                                 Very truly yours,

                                                 KENNETH I. DENOS, P.C.